Comparison of change in value of $10,000 investment in Dreyfus Premier Core Bond Fund Class A Shares and the Merrill Lynch Domestic Master Index

EXHIBIT A:
                            DREYFUS
                            PREMIER
             MERRILL         CORE
              LYNCH          BOND
             DOMESTIC        FUND
  PERIOD      MASTER       (CLASS A
              INDEX *       SHARES)


 10/31/90     10,000         9,551
 10/31/91     11,572        11,360
 10/31/92     12,748        12,796
 10/31/93     14,280        15,091
 10/31/94     13,763        13,968
 10/31/95     15,938        16,422
 10/31/96     16,849        17,616
 10/31/97     18,364        19,720
 10/31/98     20,110        20,458
 10/31/99     20,179        21,762
 10/31/00     21,656        23,210


* Source: Lipper Inc.